Exhibit 99.1
Media: Peter Lucht — 781.655.2289
Investor Relations: Kristin Silberberg — 203.900.6854

Citizens Financial Group Completes Acquisition of Investors Bancorp

PROVIDENCE, RI (April 7, 2022) Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today announced the closing of its previously announced acquisition of Investors Bancorp, Inc. (“Investors”).
The acquisition of Investors, along with the recently completed acquisition of HSBC’s East Coast branches and national online deposit business, enhances Citizens’ banking franchise, adding an attractive middle market/small business and consumer customer base. These acquisitions significantly build on Citizens’ physical presence in the Northeast with the addition of more than 200 branches located in the greater New York City and Philadelphia metropolitan areas and across New Jersey. The combined Citizens franchise operates across some of the most attractive retail and commercial banking markets in the United States characterized by large and dense population centers, areas of high-income households and centers of robust business activity.
“With the acquisitions of Investors and HSBC’s East Coast branches now complete, we look forward to bringing our new customers the full range of Citizens capabilities and building a formidable business in the important New York City metro region and New Jersey markets,” said Bruce Van Saun, Citizens Chairman and Chief Executive Officer. “We are pleased to welcome more than 1,600 Investors colleagues to the Citizens family. Together we will drive future growth and deliver long-term value for all our stakeholders.”
Investors has been merged with Citizens, with Citizens as the surviving corporation. In addition, Investors Bank, a New Jersey state-chartered bank and wholly-owned subsidiary of Investors, has been merged with Citizens Bank, National Association, (“CBNA”), with CBNA as the surviving bank.
Kevin Cummings, the former Chairman and Chief Executive Officer of Investors, and Michele N. Siekerka, who previously served on the board of directors of Investors, have been appointed to Citizens’ board of directors. Mr. Cummings and Ms. Siekerka have also been appointed to CBNA’s board of directors.

Over the course of 2022, Citizens will provide Investors’ customers with comprehensive information relating to the anticipated conversion of their accounts to Citizens, targeted to be completed in the first quarter of 2023. Until conversion, customers will continue to be served through their respective Citizens and Investors branches, websites and mobile applications. Additional information regarding the conversion of Investors customer accounts can be found at the Citizens Resource Center.
About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $188.4 billion in assets as of December 31, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,300 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.
Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of Citizens. Words such as “anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," “targets,” “designed,” "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Citizens’ current expectations and assumptions regarding Citizens’ businesses, the economy, and other future conditions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect Citizens’ future financial results and performance and could cause the actual results, performance or achievements of Citizens following completion of the transaction to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the transaction may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where Citizens do business, (2) the risk that Citizens’ operations will be materially delayed or will be more costly or difficult than expected or that Citizens are otherwise unable to successfully integrate Investors’ businesses, (3) the outcome of any legal proceedings that may be instituted against Citizens as a result of the transaction, (4) reputational risk and potential adverse reactions of Citizens’ customers, suppliers, employees or other business partners, including those resulting from the completion of the transaction, (5) the dilution caused by Citizens’ issuance of additional shares of its capital stock in connection with the transaction, (6) general competitive, economic, political and market conditions, (7) other factors that may affect future results of Citizens including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, (8) the impact of the ongoing global COVID-19 pandemic on Citizens’ businesses, and (9) our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches.
Except to the extent required by applicable law or regulation, Citizens disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included in this communication to reflect future events or developments. Further information regarding Citizens and factors which could affect the forward-looking statements contained herein can be found in Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”), and its other filings with the SEC.
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